Exhibit 99.1

Microbot Medical® Increases Manufacturing Capacity as Demand for the LIBERTY® System Rises; Enters into Strategic Agreement with Sanmina, a Global Manufacturing Leader

Expanding manufacturing capabilities is part of the Company’s cost reduction strategy and supports global expansion

HINGHAM, Mass., June 30, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, has entered into a Letter of Agreement (LOA) with Sanmina Corporation, a leading global integrated manufacturing solutions provider, to manufacture the LIBERTY System, the only FDA-cleared single-use, remotely operated robotic system for peripheral endovascular procedures. As momentum continues to rise in the U.S., reflected in increased accounts and usage across several states, and with the momentum building in the international markets as seen with the recent clearance in Israel and progress towards obtaining CE Mark as well as registration in additional markets, the Company believes it is necessary to expand its manufacturing capacity to meet expected demand from existing and new accounts as well as to support its cost reduction strategy.

“We are pleased and excited to mark the signing of this agreement,” said Asaf Shemesh, CEO, Sanmina Israel. “We are confident in the value of this partnership and what it represents for both organizations moving forward. We are eager and ready to support LIBERTY as it continues to grow and achieve its strategic objectives, while working together to ensure a successful and productive path forward.”

In addition to serving as a second site that diversifies the Company’s manufacturing capabilities, the Company expects it will improve operating efficiencies, lower costs, and expand gross margins. Furthermore, as one of the largest contract manufacturers globally, Sanmina has sites across many regions which could be beneficial as the Company scales production to meet anticipated demand over the next couple of years.

“As the pace of adoption continues to gain momentum, with several accounts across the Eastern U.S. increasing their utilization of the LIBERTY System and additional accounts in our existing and new sales territories are advancing in the sales funnel, we believe Sanmina will allow us to increase our manufacturing capacity and enable us to drive greater efficiency while addressing market demand for the foreseeable future,” commented Michal Ahuvia, Director of Operations. “With plans to increase our sales footprint to the Western U.S. later this year, along with recent clearance in Israel and current expectations for obtaining the CE Mark and other registrations, we believe securing a long-term partnership with a global leader like Sanmina positions us to meet expected near and long-term customer demand.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com